Exhibit 99(d)

                       Real Estate Loan Commitment Letter

August 30, 2005


Culp, Inc.
101 South Main Street
High Point, North Carolina 27261-2686
Attention:  Mr. Robert G. Culp

Re: Loan Commitment to Culp, Inc.

Dear Mr. Culp:

Wachovia Bank, National Association (hereafter "Wachovia" or "Bank") is pleased to offer you a commitment to lend on the following terms and conditions:

BORROWER:
Culp, Inc., a North Carolina corporation (the "Borrower")

AMOUNT:
The amount of this facility shall be $4,060,000 in the form of a commercial mortgage loan (the "Loan"), provided, however, that in no event shall the maximum principal amount of the Loan exceed 70% of the current fair market value of the Property (hereinafter defined) as determined by the Wachovia ordered appraisal described below.

PURPOSE:
This facility shall be used to finance certain real property known as 1823 Eastchester Drive, High Point, Guilford County, North Carolina (the "Property").

TERM:
This facility shall have a term of 5 years.

INTEREST RATE:
The interest rate will be 1-month LIBOR plus 3.00% (the "Applicable Margin"); provided, however, that for any fiscal period during which the Borrower's Debt/EBITDA Ratio is less than 3.00 to 1.00, the Applicable Margin shall be 2.50%. As used herein, "Debt/EBITDA Ratio" shall have the meaning given such term in the Amended and Restated Credit Agreement, dated as of August 23, 2002, by and among the Borrower, the Bank, as Agent, and the Bank, as such Amended and Restated Credit Agreement has itself been amended (as amended, the "Credit Agreement'). "LIBOR" is the rate for U.S. dollar deposits of that many months maturity as reported Telerate page 3750 as of 11:00 a.m., London time, on the second London business day before the relevant interest period begins (or if not so reported, then as determined by the Bank from another recognized Bank or interbank quotation).

REQUIRED HEDGE:
Borrower will be required to hedge at least 50% of the Loan's floating interest expense by entering into an interest rate swap (the "Swap") with Wachovia (or other counterparty acceptable to Wachovia) contemporaneously with the closing of the Loan, pursuant to which Borrower shall receive the amount necessary to pay at least 50% of the interest expense due under the Loan (exclusive of default interest or other adjustments provided for in the loan documents) and shall pay the amount that would be equal to at least 50% of the interest that would accrue on the Loan at a fixed rate. Borrower shall maintain the Swap for the full term of the Loan.

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Wachovia is willing to provide this Swap to Borrower upon mutually agreeable terms. Assuming a Swap were executed with Wachovia at today's rate, the Swap's fixed rate would be 7.71%. This is indicative only. The actual rate is subject to market conditions at the time the Swap is consummated. The Swap will be governed by an ISDA Master Agreement and shall be secured by the Collateral described herein.

REPAYMENT:
This facility shall be repayable in monthly installments equal to the sum of (i) all accrued and unpaid interest at the loan interest rate, plus (ii) a principal payment equal to the principal portion of the fixed payment that would be required to repay the loan in full amortized over a hypothetical 15-year term, at the fixed interest rate payable under the Swap, in substantially equal payments. All remaining principal and interest shall be due on the maturity date.

PREPAYMENT:
Borrower may prepay the loan in whole or in part only if Borrower pays such additional amounts deemed necessary by Wachovia to compensate Wachovia for any losses, costs or expenses which Wachovia incurs as a result of such prepayments pursuant to the compensation provisions which shall be more fully set out in the loan documents.

Any prepayment in whole or in part shall include accrued interest and all other sums then due under any of the Loan Documents. No partial prepayment shall affect the obligation of Borrower to make any payment of principal or interest due under this Note on the due dates specified.

No prepayment shall affect Borrower's obligation to continue making payments under the Swap, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Swap.

FEES:
Commitment Fee. The Borrower shall pay a non-refundable commitment fee of $1,500.00 ("Commitment Fee"), payable at loan closing.

The Commitment Fee shall be considered earned upon Borrower's acceptance of this Commitment. Borrower acknowledges that the Commitment Fee is a liquidated damages amount and is reasonable compensation to Wachovia for expenses, work and services arising from the negotiation and preparation of this Commitment and preparing the Loan for closing.

COLLATERAL:
The Borrower shall grant Wachovia a lien and security interest in the following collateral and provide any documents required for perfection of the lien and security interests:

A first priority deed of trust lien on the Property, including all improvements presently located or subsequently constructed thereon, together with a security interest in all fixtures located at and used in connection with the Property.

FINANCIAL STATEMENTS:
Borrower shall furnish to Wachovia the following financial information, in each instance prepared in accordance with generally accepted accounting principles consistently applied and otherwise in form (with original signatures) and substance satisfactory to Bank, which is required to be delivered by Borrower to Bank in accordance with the provisions of the Credit Agreement (whether or not the Credit Agreement has terminated).

COVENANTS.
In addition to the covenants customarily required by Wachovia for similar loans and/or similar borrowers, the following covenants shall be applicable to this facility:

Required Hedge. Borrower shall hedge 50% of the Loan's floating interest expense for the full term of the Loan by maintaining an interest rate swap, cap or collar with Bank or other counterparty acceptable to Bank in a notional amount equal to at least 50% of the then principal balance of the Loan, providing for a fixed rate, and containing such other terms and conditions as shall be reasonably acceptable to Bank.

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Debt/EBITDA Ratio. By April 30, 2007, the Borrower's Debt/EBITDA Ratio shall be equal to or less than 3.00 to 1.00.

Credit Agreement Covenants. Borrower shall observe, perform and fulfill, for the benefit of the Bank, all those financial covenants and agreements, as the same are in effect on the date hereof or may hereafter be amended in writing executed by Bank, contained in the Credit Agreement, the provisions of which are incorporated herein by reference, which covenants and agreements Borrower shall continue to observe, perform and fulfill notwithstanding any termination of the Credit Agreement and notwithstanding that the indebtedness under the Credit Agreement has been or may hereafter be partially or fully repaid.

CONDITIONS PRECEDENT:
The provisions of this Commitment are subject to and conditioned upon receipt by Wachovia of the following, all in form and substance satisfactory to Wachovia:

Wachovia ordered appraisal, at Borrower's expense, showing a current fair market value of the Property satisfactory to Wachovia.

Phase I Environmental Report, at Borrower's expense, relating to the Property and the surrounding area. If there is any evidence or possibility of any environmental problem on, at or adjacent to the Property, either prior to or after the loan closing, Bank may, at its option, require evidence of the nature of the problem and evidence that the problem has been remediated, all at Borrower's expense.

A commitment to issue a standard ALTA mortgagee title insurance policy in form, content and from a title insurer satisfactory to Wachovia, insuring the deed of trust as a first lien on the Property for the full amount of the loan, with such endorsements as Wachovia may require. Title shall be fee simple and marketable, free and clear of all defects, liens and encumbrances, including mechanics' liens, and subject only to such exclusions from coverage and exceptions to title as Wachovia shall approve. The title commitment shall include judgment and bankruptcy court searches, tax and assessment searches, and county and state financing statement searches.

A recorded plat or current survey of the Property, certified to Wachovia and the title insurer, showing the boundaries of the Property by courses and distances, together with a corresponding metes and bounds description, the actual or proposed location of all improvements, encroachments and restrictions, the location and width of all easements, utility lines, rights-of-way and building set-back lines, and notes referencing book and page numbers for the instruments granting the same.

Original or duplicate policies, or evidence of insurance on an ACORD 27 form of certificate, of: "all-risk" fire and extended coverage hazard insurance, which must include fire, vandalism and malicious mischief coverage (non-reporting Commercial Property Policy with Special Cause of Loss form), in an amount not less than 100% of the agreed upon full insurable replacement value of the Property, including coverage for loss of rents or business interruption; comprehensive general public liability insurance in an amount satisfactory to Wachovia; and, if the Property is located in a special flood hazard area, flood insurance is required in the amount equal to the lesser of the loan amount or maximum available under the National Flood Insurance Program, but in no event should the amount of coverage be less than the value of the improved structure; in each case in form and with companies acceptable to Wachovia and naming Wachovia as first mortgagee, loss payee or certificate holder, as applicable, and endorsed to provide that occupancy by any person shall not void such coverage on such policies. Each insurance policy must state that it will not be canceled or changed without at least thirty (30) days' prior written notice to Wachovia.

DOCUMENTS:
The Loan will be evidenced by documents prepared by and acceptable to Wachovia, containing such representations, warranties, affirmative and negative covenants, indemnities, closing conditions, defaults and remedies as are typically required by Wachovia and/or are customary in this type of transaction. The Loan shall be cross defaulted to the Credit Agreement. The failure of Borrower and Wachovia to reach agreement on the loan documents shall not be deemed a breach by Wachovia of this commitment. Unless Wachovia agrees otherwise in writing, completion of all documents is a condition of closing.

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COSTS:
On or before the closing Borrower shall pay all costs, expenses and fees (including, without limitation, any appraisal, survey, insurance, environmental assessment, engineering, inspections, searches, recording and attorneys' fees) associated with this transaction. Bank is not providing legal advice or services to Borrower.

Wachovia's attorneys' fees will generally be based on the time and labor required, the novelty and difficulty of the questions raised by the transaction contemplated hereunder, the skill required to perform the services, the customary fee charged for a similar services, and the time limitations imposed for performance.

OTHER:

Opinion of Counsel. On or prior to the date of the initial borrowing, Borrower will provide Wachovia with an opinion letter, in form and substance satisfactory to Wachovia, from an attorney acceptable to Wachovia. The opinion will provide, to Wachovia's satisfaction, that the Borrower is validly existing under the laws of the jurisdiction where Borrower is organized and qualified, is qualified to transact business and is in good standing under the laws of the state in which the Property is located, and has full power and authority to undertake the activities contemplated by the Loan; that all Loan Documents (as will be defined in the Note) have been duly authorized, executed and delivered by Borrower; and that the Loan and its terms do not violate any laws including, without limitation, any usury laws or similar laws of the jurisdiction where Borrower and any Collateral are located, and such other matters and opinions as Wachovia reasonably requests.

Operating Documents. On or prior to the date of any borrowing hereunder, Wachovia shall have received from Borrower a copy of such Borrower's by-laws, certified as to completeness and accuracy by an appropriate officer of Borrower.

Charter Documents. Wachovia shall have received from Borrower a copy of its Articles of Incorporation and all other charter documents of Borrower, all certified by the Secretary of State of the state of Borrower's incorporation.

Certificate of Good Standing. Wachovia shall have received from Borrower, a certificate of the Secretary of State of the state of such Borrower's incorporation as to the good standing of such Borrower.

Certificate of Incumbency. Wachovia shall have received from Borrower a certificate of an appropriate officer of Borrower as to the incumbency and signatures of the officers of Borrower executing the Loan Documents.

Borrowing Authorization. Bank shall have received from Borrower a borrowing resolution or other proof of authority to enter into the transactions contemplated herein.

Permanent Financing. When and if Borrower elects to arrange permanent financing on the Property securing the Loan, Borrower hereby grants Wachovia Securities and Wachovia Corporation or its affiliates, including Wachovia Bank, National Association ("Wachovia"), the right of first opportunity to register lenders and to provide permanent financing on the Property on terms satisfactory to Borrower. Borrower will provide first notification to Wachovia of its intent to obtain permanent financing and will in a timely manner use its best efforts to provide Wachovia with the information necessary to enable it to obtain such financing.

Minimum Standards. In addition to the requirements set forth in the Loan Documents, all surveys, insurance, title policies, construction documents, environmental reports, payment and performance bonds, and any other due diligence or additional documents required in connection with this Loan, shall comply with Bank's minimum standards in place from time to time for such documents, which shall be provided in writing by Bank to Borrower upon request.

Wachovia's obligations under this commitment are conditioned on the fulfillment to Wachovia's sole satisfaction of each term and condition referenced by this commitment. These terms and conditions are not exhaustive, and this commitment is subject to certain other terms and closing conditions customarily required by Wachovia for similar transactions and may be supplemented prior to closing based upon Wachovia's investigation and/or as disclosure of Borrower's circumstances so dictate. This commitment will expire unless the Loan is closed on or before October 31, 2005. This commitment letter shall not survive closing.

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Wachovia has made this commitment based upon the information supplied by
Borrower. Wachovia shall have the right to cancel this commitment, whereupon Wachovia shall have no obligations hereunder, in the event of: (i) a material adverse change in the business or prospects of Borrower, financial or otherwise;
(ii) a material change in the accuracy of the information, representations, exhibits or other materials submitted by Borrower in connection with its request for financing; (iii) loss of, damage to, a taking of, or the presence of any hazardous substances or asbestos at or on any collateral for the Loan. Borrower must immediately notify Wachovia of any such event; (iv) Borrower or any principal thereof shall file or make or have filed or made against such person a petition in bankruptcy, an assignment for the benefit of creditors or an action for the appointment of a receiver, or shall become insolvent, however evidenced; or (v) there is a change in the structure or ownership of Borrower.

This commitment supersedes all prior commitments and proposals with respect to this transaction, whether written or oral, including any previous loan proposals made by Wachovia or anyone acting with its authorization. No modification shall be valid unless made in writing and signed by an authorized officer of Wachovia. This commitment is not assignable, and no party other than Borrower shall be entitled to rely on this commitment.

Please indicate your acceptance of this offer and the terms and conditions contained herein by signing below and returning one executed copy of this commitment letter to the undersigned. This offer of commitment shall expire unless the acceptance is received by the undersigned on or before September 2, 2005.

Thank you for allowing Wachovia to be of service. Please do not hesitate to give me a call at (336) 378-4136 if I can be of further assistance.

Sincerely,

WACHOVIA BANK, NATIONAL ASSOCIATION

By: /S/ Matthew M. Rankin
Name:    Matthew M. Rankin
Title:   Vice President

The above commitment is agreed to and accepted on the terms and conditions provided in this letter.

CULP, INC.

By: /S/ Franklin N. Saxon
Name:  Franklin N. Saxon
Title: President

Date August 30, 2005

In the event Wachovia's document preparation staff needs to obtain additional information for the closing of this transaction, please provide in the space below the name and telephone number of the appropriate contact at your company:

Name  Kenneth R. Bowling

Since the Loan is secured by real estate, Wachovia may need to contact your attorney regarding title insurance and other matters. Please provide below the name and telephone number of the attorney you plan to use.

Attorney's name:                    Julie Chiu
Telephone Number:                   (704) 377-8348
E-Mail Address:                     Jchiu@rbh.com
Fax Number:                         (704) 373-3948